Exhibit 99.1

Chase Credit Card Master Trust

Excess Spread Analysis - July 2010

Series Deal Size Expected Maturity		2003-4 $725MM 10/15/2013
Yield *		17.41%
Less:	Coupon	0.70%
	Servicing Fee	1.50%
	Net Credit Losses	7.88%
Excess Spread:
	July-10	7.33%
	June-10	7.70%
	May-10	5.97%
Three Month Average Excess Spread		7.00%

Delinquency:
	30 to 59 Days	1.02%
	60 to 89 Days	0.85%
	90+ Days	2.38%
	Total	4.25%
Principal Payment Rate		19.23%

*	Beginning with the February 2010 Monthly Period, yields reflect an increase in finance charge collections due to a change in the allocation of payments as a result of the implementation of the Credit CARD Act of 2009.